EXHIBIT 10.01



                                 CHARTER OF THE
                       NOMINATING AND CORPORATE GOVERNANCE
                       COMMITTEE OF THE BOARD OF DIRECTORS

I.    Purpose

      The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Cellegy Pharmaceuticals, Inc. (the "Company" or "Cellegy") is to discharge the responsibilities of the Board with respect to the following matters:

      o Identify, evaluate and nominate candidates for appointment or election as members of the Board.

      o Make recommendations regarding the structure and composition of the Board and committees of the Board.

      o Develop, recommend and evaluate a code of business conduct and ethics applicable to the Company.

      o     Oversee the evaluation of the Board and committees of the Board.

      o     Advise the Board on corporate governance matters.

      The Committee shall have the authority to obtain advice and assistance from internal or external legal or other advisors at the Company's expense. In order to carry out its nomination duties, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify candidates to serve as members of the Board. The Committee shall have the sole authority to approve the fees and other retention terms of any such advisors. The Company shall provide for reasonable appropriate funding, based on a budget established by the Committee in consultation with the Board, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

II.   Membership

      All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee consists of three members of the Board. Each member of the Committee shall meet the independence requirements set forth in the listing regulations of The Nasdaq Stock Market.

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III.  Meetings and Minutes

      Meetings of the Committee shall be held from time to time, as determined by the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

      The Committee or the Corporate Secretary shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board. The Committee shall report to the Board from time to time, as requested by the Board and at such other times as determined by the Committee to be appropriate.

IV.   Responsibilities and Duties

      The following shall be the principal responsibilities and duties of the Committee. These items are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

      Nomination

      o Identify and recruit qualified candidates to serve as members of the Board.

      o Recommend all nominees to serve as members of the Board, including those to be appointed by the Board and those to be proposed by the Board for election at each annual meeting of shareholders.

      o     Consider   nominations   properly   submitted   by   the   Company's
            shareholders in accordance with the procedures set forth in the Company's Bylaws.

      o Determine on an annual basis the desired qualifications, expertise and characteristics of the Board, with the goal of developing an experienced Board.

      o Make recommendations to the Board regarding the structure and operations, size, and composition of the Board and committees of the Board, committee member qualifications, committee member appointment and removal, and reporting of committees to the Board.

      o Establish procedures for the retirement or replacement of Board members.

      o Evaluate the Committee's composition and performance on an annual basis.

      o Oversee the evaluation of the Board and other committees of the Board on an annual basis.

      o On at least an annual basis, prepare a report to the Board with an assessment of the Board and the committees of the Board and recommendations for improvements of the operations of the Board and the
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            committees   of  the   Board,   including   use  of  data  from  the
            Institutional Shareholders Services (ISS) reports.

      Corporate Governance

      o Develop and recommend, and review on at least an annual basis and recommend any changes, to the Board a code of business conduct and ethics (the "Code of Business Conduct and Ethics") applicable to the Company, that complies with the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, as they may be amended from time to time.

      o Review and assess, on at least an annual basis, the adequacy of this charter and the Code of Business Conduct and Ethics and recommend any changes for approval by the Board.

      o Recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.

      o Oversee the implementation and maintenance of an orientation program for new directors and a continuing education program for all directors.

      o Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company's capital stock is traded, and perform other activities that are consistent with this charter, the Company's Certificate of Incorporation and Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

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